UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 11, 2003

(Date of Report)

Jones Soda Co.

(Exact Name of Registrant as Specified in its Charter)

Washington	0-28820	91-1696175
(State or Other Jurisdiction of Incorporation	(Commission File No.)	(IRS Employer Identification Number)

234 9th Avenue North, Seattle, WA 98109

(Address of Principal Executive Offices, including zip)

(206) 624-3357

(Registrant’s Telephone Number, including area code)

Item 5.	Other Events and Regulation FD Disclosure

On December 11, 2003, Jones Soda Co. (OTCBB: JSDA) issued a press release announcing that it has appointed Jack Gallagher to its board of directors. The Company also announced the resignation of Peter Cooper as a director and as chairman of the board of directors, and the appointment of Peter van Stolk, the Company’s President and CEO, as the new chairman of the board.

A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 7.	Financial Statements and Exhibits

(c) Exhibits.

Number	Description

99.1	Company press release, “Jones Soda Co. Appoints Jack Gallagher to its Board of Directors,” dated December 11, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 11, 2003

JONES SODA CO.

By:	/s/ Jennifer L. Cue
Jennifer L. Cue Chief Financial Officer